                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                              Commission Only (as permitted
[X]  Definitive Proxy Statement               by Rule 14a-6(e)(2))

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   United Financial Banking Companies, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total Fee Paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------

     3    Filing Party:

          ----------------------------------------------

     4.   Date Filed:

          ----------------------------------------------

                   UNITED FINANCIAL BANKING COMPANIES, INC.
                              8399 LEESBURG PIKE
                            VIENNA, VIRGINIA 22182

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 22, 1997

TO THE SHAREHOLDERS OF UNITED FINANCIAL BANKING COMPANIES, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of United Financial Banking Companies, Inc., a Virginia corporation (the "Company"), will be held on Monday, December 22, 1997 at The Business Bank, 8399 Leesburg Pike, Vienna, Virginia, in the bank lobby, at 5:30 p.m. for the following purposes:

     1. To consider and vote upon an amendment to Article Three of the Articles of Incorporation of the Company to effect a one-for-five reverse split of the outstanding shares of the Company's Common Stock; and

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record as of the close of business on November 5, 1997 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

                                    By Order of the Board of Directors

                                    /s/ KAREN L. LAUGHLIN

                                    Karen L. Laughlin, Secretary



November 22, 1997



     PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                   UNITED FINANCIAL BANKING COMPANIES, INC.
                              8399 Leesburg Pike
                            Vienna, Virginia 22182

                        -------------------------------
                        SPECIAL MEETING OF SHAREHOLDERS
                                PROXY STATEMENT
                        -------------------------------


                                 INTRODUCTION

     This Proxy Statement is furnished to shareholders of United Financial Banking Companies, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a Special Meeting of Shareholders to be held at 5:30 p.m. on Monday, December 22, 1997 (the "Meeting"), and at any adjournment or postponement thereof, for the purposes of (1) considering and voting upon an amendment (the "Amendment") to Article Three of the Articles of Incorporation of the Company to effect a one-for-five reverse split of the outstanding shares of the Company's common stock, par value $1.00 per share; and (2) transacting such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Meeting will be held in the bank lobby at The Business Bank, 8399 Leesburg Pike, Vienna, Virginia.

     This Proxy Statement and the accompanying form of proxy are first being sent to shareholders of the Company on or after November 22, 1997.

     The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or its subsidiary, The Business Bank, who will not be compensated for any such services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                           VOTING RIGHTS AND PROXIES

VOTING RIGHTS

     Only shareholders of record of the Company's common stock, par value $1.00 per share (the "Common Stock"), at the close of business on November 5, 1997 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On that date, the Company had outstanding 2,808,201 shares of Common Stock, constituting the only class of voting securities outstanding, held by approximately 404 shareholders of record. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Members of the Board of Directors, and family members thereof, having the power to vote or direct the voting of 25.94% of the outstanding shares of Common Stock have indicated their intention to vote in favor of the proposed Amendment.

PROXIES

     Shares represented by proxies received by the Company in time to be voted at the Meeting will be voted in accordance with the instructions contained therein. Shares represented by proxies for which no instruction is given will be voted FOR the Amendment, and in the discretion of the holders of the proxies on all other matters properly brought before the Meeting and any adjournment or postponement thereof. The inspectors of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock as to a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to such matter.

     Shareholders are requested to sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that their shares are voted. A proxy may be revoked at any time prior to the voting thereof at the Meeting through the granting of a later proxy with respect to the same shares, by written notice to Karen L. Laughlin, Secretary of the Company, at the address noted on the proxy reply envelope, at any time prior to the voting thereof, or by voting in person at the Meeting. Attendance at the Meeting will not, in itself, revoke a proxy.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of October 12, 1997 concerning the number and percentage of shares of the Company's Common Stock and Series A Preferred Stock beneficially owned by its directors, certain executive officers, and by its directors and all executive officers as a group, as well as information regarding each other person known by the Company to own in excess of five percent of any outstanding class of equity security of the Company. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of five percent of any class of equity securities of the Company.

                                                                                    Number of Shares    Percent of Outstanding
                                      Number of Shares    Percent of Outstanding       of Series A             Series A
          Name                       of Common Stock(1)      Common Stock (1)      Preferred Stock (1)    Preferred Stock (1)
--------------------------------     ------------------   ----------------------   -------------------  ----------------------
Directors:
  William J. McCormick, Jr.               92,667/(2)/                       3.29%               33.33                     4.17%

  Dennis I. Meyer                         94,782/(3)/                       3.37%                 ---                      ---

  Edward H. Pechan                        45,333/(4)/                       1.60%               66.67                     8.33%

  Harold C. Rauner                       104,246/(5)/                       3.60%                 ---                      ---

  Sharon A. Stakes                        36,000/(6)/                       1.27%                 ---                      ---

  Jeffery T. Valcourt                    393,113/(7)/                      13.58%                 400                    50.00%
  Suite 200
  1001 North Highland Street
  Arlington, VA  22201

  All Directors and Executive            780,741                           25.43%                 500                    62.50%
  Officers as a group (7 persons)

Five Percent Shareholders:

  Manuel V. Fernandez                    328,194/(8)/                      11.49%              166.67                    20.83%
  650 Water Street, SW
  Washington, DC  20024

  James K. Jeanblanc                     269,832/(9)/                       9.51%                 ---                      ---
  Suite 400
  1730 M Street, NW
  Washington, DC  20036

  Robert F. Long                         296,853                           10.57%                 ---                      ---
  300 Belvedere Street
  Carlisle, PA  17013

  Rita M. Meyer                          215,466/(10)/                      7.66%                 100                    12.50%
  6307 Olmi Landreth Drive
  Alexandria, VA  22307

(footnotes appear on the following page)

(footnotes from prior page)

(1) For purposes hereof, a person is deemed to be the beneficial owner of shares as to which he has or shares voting or investment power. Percentage ownership is based on 2,808,201 shares of Common Stock and 800 shares of Series A Preferred Stock outstanding as of the record date. In calculating the percentage of shares owned for warrant and option holders, the total number of shares outstanding is deemed to include the number of shares receivable upon the exercise of such person's warrants and options exercisable within sixty days of the record date, and for all directors and executive officers as a group, the total number of shares outstanding is deemed to include the number of shares receivable upon the exercise of all of such persons' warrants and options exercisable within sixty days of the record date.

(2) Includes 80,000 shares and warrants to purchase 6,667 shares owned by a company of which Mr. McCormick is the owner and President. Also includes options to purchase 6,000 shares of Common Stock pursuant to the Company's 1996 Nonqualified Stock Option Plan for Non-Employee Directors (the "Directors Plan").

(3) Includes 877 shares owned by each of Mr. Meyer's five children (4,385 shares in the aggregate), 1,199 share owned by Mr. Meyer and 83,198 shares owned by Rinnis Associates, Inc., of which Mr. Meyer is President and a director. Also included are options to purchase 6,000 shares of Common Stock pursuant to the Directors Plan. Does not include 215,466 shares of Common Stock and 100 shares of Series A Preferred Stock beneficially owned by his spouse, Rita M. Meyer, as to which Mr. Meyer disclaims beneficial ownership.

(4) Includes options to purchase 6,000 shares of Common Stock pursuant to the Directors Plan. Also included are warrants to purchase 18,333 shares of Common Stock owned by a retirement trust, of which Mr. Pechan is a trustee.

(5) Mr. Rauner is President of the Company and the Bank. Includes options to purchase 84,246 shares of Common Stock pursuant to the Company's 1990 Executive Stock Plan.

(6) Ms. Stakes is Vice President of the Company and Bank. Includes options to purchase 35,000 shares of Common Stock pursuant to the Company's 1990 Executive Stock Plan.

(7) Includes 307,113 shares and warrants to purchase 86,000 shares of Common Stock.

(8)  Includes warrants to purchase 48,333 shares of Commons Stock.

(9) Includes warrants to purchase 30,000 shares of Common Stock. Does not include an aggregate of 2,738 shares owned by Mr. Jeanblanc's minor children and of which he is custodian.

(10) Includes warrants to purchase 5,000 shares of Common Stock. Does not include 877 shares owned by each of Mrs. Meyer's five children (4,385 shares in the aggregate), 1,119 shares owned by Mr. Meyer, and 83,198 shares owned by Rinnis Associates, Inc., of which Mr. Meyer is President and a director. Mrs. Meyer disclaims beneficial ownership with respect to all of such shares.

                  AMENDMENT TO THE ARTICLES OF INCORPORATION

     The Board of Directors has approved an Amendment to the Articles of Incorporation and has directed that the proposed Amendment be submitted to the shareholders for their consideration and approval. If adopted, the Amendment would effect a reverse split of the Common Stock on the basis of one new share of Common Stock for each five shares of presently outstanding Common Stock. The full text of the Amendment is set forth in Exhibit A, attached hereto and made a part hereof. The authorized number of shares of Common Stock would not be reduced as a result of the Amendment, and as such, the Amendment would effectively increase the number of shares of Common Stock authorized and available for issuance. As of November 5, 1997, there were 2,808,201 shares of Common Stock issued and outstanding 691,799 shares authorized but unissued, and 523,410 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants to purchase Common Stock. No fractional shares or scrip for fractional shares will be issued as a result of the reverse split. Fractional shares to which shareholders would otherwise be entitled will be accumulated and the resulting whole shares sold in the open market in public or private transactions, and persons entitled to receive fractional shares will receive cash in lieu thereof based on the amount received for such shares.

Recommendation of the Board of Directors

     The Board of Directors believes that the proposed Amendment is in the best interests of the Company and recommends that shareholders vote "FOR" adoption of the proposed Amendment.

Reasons for the Proposed Amendment

     The Board of Directors believes that it is desirable to approve the Amendment in order to permit the Company to have additional available shares of Common Stock for issuance in capital raising transactions. Additionally, the Board of Directors believes that the reverse split and the theoretical increase in the market price of the Common Stock resulting from the reverse split, may increase the acceptability of the Common Stock to potential investors.

     The Company presently has only 168,389 shares of authorized, unissued and unreserved Common Stock available for issuance. The Board of Directors believes that this number of shares is not sufficient to fulfill the Company's anticipated capital needs in the future. As such, the Board of Directors believes that the number of shares available for issuance, and the aggregate amount of capital which may be raised by the sale thereof, must be increased. As discussed further below, the Board of Directors believes that the opportunity to increase the acceptability of the Common Stock to potential investors increases the attractiveness of combining shares and theoretically increasing the market price of the Common Stock through the reverse split, rather than merely increasing the number of shares of authorized Common Stock.

     The existence of the additional shares of Common Stock will also enable the Company to meet possible contingencies or opportunities in which the issuance of shares of Common Stock may be advisable, such as in the case of acquisition or financing transactions. Shares of Common Stock could be issued to shareholders of another institution enabling the Company to acquire such other institution without the expenditure of any cash. Shares of Common Stock also could be sold in a public or private transaction to enable the Company to engage in acquisition activity, to expand the Company's ability to engage in lending activities, or for other corporate purposes. Having additional shares of Common Stock available for issuance would give the Company greater flexibility than it presently has in such situations, in that it would be able to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of Common Stock could have a dilutive effect on the existing holders of Common Stock. The Company has no current agreements or commitments pursuant to which it would issue any additional shares of Common Stock, except for options and warrants to purchase an aggregate of 523,410 shares of Common Stock presently outstanding. The Board of Directors anticipates, however, that it will effect an issuance of shares of Common Stock in a private placement transaction in the first quarter of 1998. The terms upon which such shares of Common Stock may be issued, including the price at which such shares may be issued, and the identity of the persons who may purchase shares of Common Stock in such private placement, have not been definitively determined as of this date. Members of the Board of Directors or their affiliates may be purchasers in any such private placement.

     The existence of additional shares of Common Stock could have the effect of rendering more difficult or discouraging hostile takeover attempts or of facilitating a negotiated acquisition of the Company. Shares of Common Stock could be issued to a third party seeking to acquire control of the Company as a means of facilitating such attempt. Alternatively, such shares could be issued to the Company's shareholders or to a third party in an attempt to frustrate or render more expensive a hostile acquisition of the Company. The Company is not aware of any existing or planned effort on the part of any person to accumulate material amounts of voting stock for the purpose of acquiring the Company, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management, or otherwise, to change the Company's management, or to acquire substantially all of the assets of the Company.

     The Board of Directors further believes that the present market price of the Common Stock, between $1.50 and $2.00 per share in recent trades of which the Company is aware, impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price of the Common Stock and the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation, but in practice this is not necessarily the case, as many investors look upon low priced stock as unduly speculative in nature and, as a mater of policy, avoid investment in such stocks. The Board of Directors also believes that the current per share price of the Common Stock has reduced the effective marketability of the Common Stock because of the reluctance of brokerage firms to follow or recommend low priced stocks. Some policies and practices of brokerage firms may function to make the handling of low priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low priced stocks because the brokerage commission on a sale of low priced stock generally represents a higher percentage of the sales price than the commission on higher priced issues.

     Although there can be no assurance that the price of the Common Stock after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the proposed reverse stock split is intended to result in a price level for the Common Stock that is more likely to attract interest by investors in the Common Stock.

Principal Effects of the Amendment

     The principal effects of the proposed reverse stock split to be effected by the Amendment are expected to be the following:

     Based upon 2,808,201 shares of Common Stock outstanding on November 5, 1997, the proposed one-for-five reverse stock split would decrease the number of outstanding shares of Common Stock by 80%, and thereafter approximately 561,640 shares of Common Stock would be outstanding (subject to reduction to reflect elimination of fractional shares), held by approximately 404 shareholders of record. The proposed reverse split would not affect the proportionate equity interest in the Company of any holder of Common Stock, except as may result from the provisions for the elimination of fractional shares as described below.
Each of the outstanding options and warrants to acquire shares of Common Stock would automatically adjust into options or warrants to acquire, at the same aggregate exercise price, one-fifth of the number of shares of Common Stock.
The per share exercise price of options and warrants would increase to five times the pre-reverse split exercise price. The reverse split will not affect the Company's status as a reporting company under the Securities Exchange Act of 1934.

     The reverse split may leave certain shareholders with one or more "odd lots" of Common Stock, i.e., stock in amounts of less than 100 shares. These shares may be more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

Effectiveness of the Amendment

     Assuming the proposed Amendment is approved and the reverse split effected, the Articles of Amendment amending the Articles of Incorporation as set forth in Exhibit A to this Proxy Statement will be filed with the Virginia State Corporation Commission as promptly as practicable after the Meeting. The Amendment and the proposed reverse stock split would become effective upon the date of filing of the Articles of Amendment (the "Effective Date").

     The Board of Directors reserves the right to abandon the Amendment at any time prior to filing of the Articles of Amendment with the Virginia State Corporation Commission, notwithstanding the receipt of shareholder approval.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

     As soon as possible after the Effective Date, holders of Common Stock will be notified and requested to surrender their present Common Stock certificates for new certificates representing the number of whole shares of Common Stock into which such shares have been converted as a result of the reverse split. Until so surrendered, each current certificate representing shares of Common Stock will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the appropriately reduced whole number of shares.

     No scrip or fractional share certificates for Common Stock will be issued in connection with the reverse split, but in lieu thereof, the aggregate number of whole shares resulting from the combination of all fractional shares otherwise issuable will be sold by the Company in public or private transactions as soon as practicable after the Effective Date on the basis or prevailing market prices of the Common Stock at the time of sale. After the Effective Date, the Company will pay shareholders entitled to receive a fractional share, cash in lieu of their fractional interests upon surrender of their stock certificates. No service charges or brokerage commissions will be payable by shareholders in connection with the sale of fractional interests, all of which costs will be borne by the Company. Shareholders will not be entitled to receive cash for any whole new shares of Common Stock into which their current shares are converted.

Federal Income Tax Consequences

     The following is a general discussion of certain federal income tax consequences of the proposed reverse split of Common Stock. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Common Stock and is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Holders of Common Stock are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the proposed reverse stock split.

     The proposed reverse stock split will be a tax-free recapitalization for the Company and its shareholders.

     The new shares of Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that shareholder immediately prior to the proposed reverse stock split reduced by the amount of proceeds, if any, received from the sale of fractional interests and increased by any gain recognized on that sale.

     A shareholder's holding period for the new shares of Common Stock will be the same as the holding period for the shares of Common Stock exchanged therefor.

     Shareholders who receive cash for all of the holdings (as a result of owning fewer than five shares) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to shareholders who receive cash for some of their holdings are not entirely certain, those shareholders in all likelihood will recognize a gain or loss for federal income tax purposes as a result of the disposition of a portion of their shares of Common Stock, if the shares are held as a capital asset. Shareholders who do not receive any cash as a result of the reverse split will not recognize any gain or loss for federal income tax purposes as a result of the proposed reverse stock split.

Vote Required

     Approval of the proposed Amendment requires the affirmative vote of the holders of at least a majority of the Common Stock entitled to vote. Directors of the Company and their affiliates having the power to vote or direct the voting of 25.94% of the Common Stock outstanding as of the record date have indicated that they intend to vote in favor of the proposed Amendment.

     The Board of Directors recommend that the shareholders vote "FOR" the proposed Amendment.

No Dissenter's Rights of Appraisal

     Dissenters' rights of appraisal will not be available under Virginia law with respect to the proposed Amendment.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                                    By Order of the Board of Directors


                                    /s/ KAREN L. LAUGHLIN

                                    Karen L. Laughlin, Secretary

November 22, 1997

                                                                       EXHIBIT A

              PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION


     The first paragraph of Article Three of the Articles of Incorporation of the Company is proposed to be restated to read in its entirety as follows:

          "The aggregate number of shares of capital stock which the Corporation shall have authority to issue shall be 3,500,000 shares of Common Stock, par value $1 per share, and 5,000,000 shares of Preferred Stock, without par value. At the effective time of this Amendment to the Articles of Incorporation of the Corporation, each five (5) issued and outstanding shares of Common Stock of the Corporation shall automatically and without further action be combined and converted into one (1) share of validly issued, fully paid and nonassessable Common Stock of the Corporation. No fractional shares or scrip for fractional shares shall be issued by reason of this conversion."

                                REVOCABLE PROXY
                   UNITED FINANCIAL BANKING COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby makes, constitutes and appoints Harold C. Rauner, Jeffery T. Valcourt and Dennis I. Meyer, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of United Financial Banking Companies, Inc. (the "Company ") which the undersigned would be entitled to vote if personally present at the Company's Special Meeting of Shareholders to be held on December 22, 1997 and at any adjournment or postponement thereof.

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

     The proposal to amend Article Three of the Articles of Incorporation of the Company to effect a one-for-five reverse split of the outstanding shares of the Company's Common Stock.

     [ ]   FOR        [ ]   AGAINST     [ ]    ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposal set forth above. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Meeting or any adjournment or postponement thereof.


Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.



                                    --------------------------------------------
                                    Signature of Shareholder


                                    --------------------------------------------
                                    Signature of Shareholder

                                    Dated:                 , 1997
                                          -----------------


   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.



      I plan       , do not plan       , to attend the Special Meeting of
             ------              ------
   Shareholders.